Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Amendment No. 2 to the Schedule 13G dated February 10, 2010 with respect to the shares of Common Stock, par value $0.0001 per share, of Rand Logistics, Inc.  and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: February 10, 2010

RCG BALDWIN, L.P.
By: Ramius Advisors, LLC,
        its general partner

RAMIUS ENTERPRISE MASTER LTD
By: Ramius Advisors, LLC,
       its investment advisor

RAMIUS PRIVATE SELECT LTD
By: Ramius Advisors, LLC,
       its investment advisor

RAMIUS SELECT EQUITY FUND LP
By: Ramius Advisors, LLC,
       its general partner

RAMIUS ADVISORS, LLC By: Ramius LLC, its sole member RAMIUS LLC By: Cowen Group, Inc., its sole member COWEN GROUP, INC. RCG HOLDINGS LLC By: C4S & Co., L.L.C., its managing member C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss